UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2011

MABCURE INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-141131
(Commission File Number)

20-4907813
(IRS Employer Identification No.)

760 Parkside Avenue #208
Brooklyn, NY 11226
(Address of principal executive offices and Zip Code)

(914) 595-6342
(Registrant's telephone number, including area code)

De Schiervellaan 3/B1
3500 Hasselt, Belgium
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

Explanatory Note

MabCure Inc., a Nevada corporation, (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) on March 14, 2011 to report a change in the Company’s certifying accountant (“Original Filing”). The text below and Exhibit 16.1 attached hereto shall amend and supplement the original filing made on March 14, 2011. This Amendment No. 1 to Form 8-K (“Amendment”) supplements our Original Filing. This Amendment is filed to incorporate the letter from Etania Audit Group, P.C., formerly Davis Accounting Group, P.C., provided pursuant to the requirements of Item 4.01.

Except as described above, no other changes have been made to the Original Filing and this Amendment does not modify or update any other information in the Original Filing. Information not affected by the changes described above is unchanged and reflects the disclosures made at the time of the Original Filing. Accordingly, this Form 8-K/A should be read in conjunction with the Company’s filings made with the Securities and Exchange Commission subsequent to the date of the Original Filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit.

16.1	Letter from Etania Audit Group, P.C. to the United States Securities and Exchange Commission dated April 6, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MABCURE INC.
(Registrant)

By: /s/ Dr. Amnon Gonenne
Dr. Amnon Gonenne
President and Chief Executive Officer

Date: April 7, 2011